Exhibit 99.1

FOR IMMEDIATE RELEASE

April 21, 2017

BARINGTON/HILCO ACQUISITION CORP.

FUNDS 30-DAY EXTENSION OF DATE TO CONSUMMATE BUSINESS COMBINATION

NEW YORK, NY, April 21, 2017 – Barington/Hilco Acquisition Corp. (NASDAQ: BHAC), a blank check acquisition company (the “Company”), announced today that it has funded an additional 30-day extension of the date by which it must complete a business combination. The Company has deposited $84,546.73 into its trust account to fund the extension through May 11, 2017.

On February 10, 2017, the Company’s stockholders approved an extension of the date by which the Company must complete a business combination for an aggregate of six months, to be implemented and funded by the Company in 30-day increments. The full six-month extension allows the Company until August 11, 2017 to complete a business combination. The Company’s extension through May 11, 2017 marks the third of six possible 30-day extensions.

About Barington/Hilco Acquisition Corp.

Barington/Hilco Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements concerning the potential business combination. These statements are based on the Company’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov.

Contact:

Barington/Hilco Acquisition Corp.

(212) 974-5713